 PRICING SUPPLEMENT NO. 19                               Rule 424(b)(3)
 DATED: February 7, 1996                              File No. 33-63561
 (To Prospectus dated December 18, 1995
 and Prospectus Supplement dated December 18, 1995)


                               $3,650,742,350
                      THE BEAR STEARNS COMPANIES INC.
                        MEDIUM-TERM NOTES, SERIES B
          WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

 Principal Amount:            Floating Rate Notes  Book Entry Notes
 $108,000,000                 [x]                  [x]

 Original Issue Date:         Fixed Rate Notes     Certificated Notes
 02/15/96                     [_]                  [_]

 Maturity Date: 02/18/97

 Option to Extend Maturity:   No  [x]

                              Yes [_]   Final Maturity Date:

                                      Optional           Optional
                    Redemption        Repayment          Repayment
 Redeemable On      Price(s)          Date(s)            Price(s)
 -------------      --------          -------            --------

 N/A                N/A               N/A                N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

 Interest Rate Basis:                  Maximum Interest Rate: N/A

 [_]  Commercial Paper Rate            Minimum Interest Rate: N/A

 [_]  Federal Funds Rate               Interest Reset Date(s): *

 [_]  Treasury Rate                    Interest Reset Period: Daily

 [_]  LIBOR                            Interest Payment Date(s): **

 [x]  Prime Rate

 [_]  CMT Rate

 Initial Interest Rate: ***            Interest Payment Period: Quarterly

 Index Maturity:  N/A

 Spread (plus or minus): -2.87%


-------------------------
*    Daily on each Business Day.

**   05/20/96, 08/19/96, 11/18/96 and 02/18/97.

***  The PRIME rate as of February 15, 1996 minus 287 basis points.

The distribution of Notes will conform to the requirements set forth in the applicable sections of Schedule E to the By-laws of the National
Association of Securities Dealers, Inc.



     NYFS04...:\25\22625\0122\1324\EEE2086U.400